GUARANTY

                                       BY

                              LYRIC HEALTH CARE LLC

                                   IN FAVOR OF

                             MONARCH PROPERTIES, LP

                            DATED AS OF JUNE 23, 1998



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                                    GUARANTY

     THIS GUARANTY (this "Guaranty") is given as of the 23rd day of June, 1998 ("Effective Date"), by LYRIC HEALTH CARE LLC, a Delaware limited liability company ("Guarantor"), in favor of MONARCH PROPERTIES, LP, a Delaware limited partnership corporation ("Lessor").

                                    RECITALS

     A. Capitalized terms used but not otherwise defined herein shall have the respective meanings given them in Section 1 below.

     B. Concurrently herewith, Lessor and Lyric Holdings have executed and delivered the Master Lease, pursuant to which Lessor has leased to Lyric Holdings the respective Facilities, and Lyric Holdings and the Subsidiaries have executed and delivered the Facility Subleases. As security for the payment and performance by Lyric Holdings of its obligations under the Master Lease, the Subsidiaries and Lyric Holdings have (i) executed and delivered to Lessor the L/C Agreement and delivered to Lessor a Letter of Credit pursuant thereto; and
(ii) executed and delivered to Lessor the Security Agreement, pursuant to which Lyric Holdings and each of the Subsidiaries has granted to Lessor security interests in certain property of the Subsidiaries.

     C. Guarantor owns all of the stock of Lyric Holdings, and Lyric Holdings owns all of the stock in each of the Subsidiaries and, accordingly, benefits from the execution of the Master Lease.

     D. As a material inducement to Lessor to enter into the Master Lease, Guarantor has agreed to guarantee both the payment of all amounts due from, and the performance of all obligations undertaken by, Lyric Holdings under the Master Lease and the Subsidiaries under the Facility Subleases.

     NOW, THEREFORE, Guarantor agrees as follows:

     1. DEFINED TERMS. The following terms shall have the respective meanings given them below:

     "Affiliate" means any Person who, directly or indirectly, Controls or is Controlled by or is under common Control with another Person.

     "A/R Lender" means any lender to the Subsidiaries under the Line of Credit, whereby the A/R Lender lends to the Subsidiaries based upon the accounts receivable of the various Facilities.


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     "Control" (and its  corollaries  "Controlled  by" and "under common Control with") means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, through the ownership of voting securities, partnership interests or other equity interests.

     "Dividend" means any dividend, distribution or other payment constituting a return of or return on capital invested in a Person.

     "Escrow Agreement" means the Escrow Agreement dated as of the date hereof among Subsidiaries, Lyric Holdings, Lessor and Fidelity National Title Insurance Company of New York.

     "Event of Default" means an "Event of Default," as defined in the Master Lease.

     "Facilities" means the healthcare facilities listed on attached EXHIBIT A.

     "Facility" means any of the Facilities.

     "Facility Subleases" means the Facility Subleases dated as of the date hereof between Holdings and the Subsidiaries.

     "Fees" means the fees payable by Lyric Holdings and/or the Subsidiaries to Manager or Franchisor pursuant to each Management Agreement or Franchise Agreement, as the case may be.

     "Franchise Agreement" means, collectively, the Amended and Restated Master Franchise Agreement dated as of the date hereof between Franchisor and Guarantor and each Facility Franchise Agreement dated as of the date hereof between Franchisor and a Subsidiary.

     "Franchisor" means Integrated Health Services Franchising Co., Inc., a Delaware corporation.

     "GAAP" means generally accepted accounting principles.

     "Guaranty Default" means any of: (a) an Event of Default; (b) Guarantor's failure to pay any amounts as and when required under this Guaranty; (c) Guarantor's failure to observe and perform any covenant, condition or agreement on its part to be observed or performed under this Guaranty (other than as referred to in clause (b) above) for a period of three (3) Business Days or more after Lessor has given written notice of such failure to Guarantor; or (d) the occurrence and continuation of a default by any person other than Lessor under any of the other Transaction Documents, if the default is not cured within any applicable grace or cure period set forth therein.


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     "IHS" means Integrated Health Services, Inc., a Delaware corporation.

     "Indemnity Agreement" means the Indemnity Agreement dated as of the date hereof executed by IHS for the benefit of Lessor.

     "Incentive Management Fees" means the "Incentive Management Fees," as defined in the Management Agreement.

     "Intangible Assets" means the amount of (a) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, organizational and developmental expenses, unamortized operating rights, unamortized licenses, unamortized leasehold rights, or any write-up resulting from a reversal of a reserve for bad debts or depreciation and any write-up resulting from a change in methods of accounting or inventory, and (b) any investment in any Affiliate. The term Intangible Assets does not include accounts receivable.

     "L/C Agreement" means the Letter of Credit Agreement dated as of the date hereof among the Subsidiaries, Lyric Holdings and Lessor.

     "Letter of Credit" means the "Letter of Credit," as defined in the L/C Agreement.

     "Line of Credit" means the revolving line of credit to be granted to the Subsidiaries by the A/R Lender.

     "Line of Credit Commitment" means the Commitment from the A/R Lender to Guarantor and/or the Subsidiaries to provide the Line of Credit.

     "Lyric Holdings" means Lyric Health Care Holdings III, Inc., a Delaware corporation that is wholly owned by Guarantor and that in turn owns all of the stock of the Subsidiaries.

     "Management Agreement" means, collectively, the Amended and Restated Master Management Agreement dated as of the date hereof between Manager and Guarantor and each Facility Management Agreement dated as of the date hereof between Manager and a Subsidiary.

     "Manager" means IHS Facility Management, Inc., a Delaware corporation.

     "Master Lease" means the Master Lease dated as of the date hereof between Lessor and Lyric Holdings.

     "Minimum Tangible Net Worth" means a Tangible Net Worth equal to Two Million Five Hundred Thousand Dollars ($2,500,000) in United States currency.


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     "Net Income"  means the net income of  Guarantor,  determined on an accrual basis in accordance with GAAP, before federal, state and local income taxes, but excluding extraordinary items.

     "Obligations" means, collectively, all covenants and obligations contained in the Master Lease, the Facility Subleases and the other Transaction Documents, and any and all amendments, modifications, extensions and renewals thereof, to be performed by the Lyric Holdings and the Subsidiaries thereunder, and all damages that may result from the non-performance thereof to the full extent provided under the Master Lease, the Facility Subleases and the other Transaction Documents.

     "Person" means any natural person, trust, partnership, corporation, limited liability company, joint venture or other legal entity.

     "Purchase Agreement" means the Facilities Purchase Agreement dated as of the date hereof among Lessor, IHS, and the Subsidiaries.

     "Rent" means "Rent," as defined in the Master Lease.

     "Security Agreement" means the Security Agreement dated as of the date hereof among the respective Subsidiaries, Lyric Holdings and Lessor.

     "Stock Pledge Agreement" means, collectively, the Pledge Agreement dated as of the date hereof between Lyric and Lessor and the Pledge Agreement dated as of the date hereof between Lyric Holdings and Lessor.

     "Subsidiaries" means, collectively, Lyric Holdings and the entities listed on attached EXHIBIT A.

     "Subsidiary" means any of the Subsidiaries.

     "Tangible Net Worth" means, at any date, the net worth of Guarantor and all of its subsidiaries (including, without limitation, the Subsidiaries), as determined on a consolidated basis in accordance with GAAP, less Intangible Assets of Guarantor and all of its subsidiaries (including, without limitation, the Subsidiaries).

     "TFN" means T.F.N. Healthcare Investors, LLC, a Delaware limited liability company.

     "Transaction Documents" means the Purchase Agreement, the Master Lease, the Facility Subleases, the L/C Agreement, the Letter of Credit, the Escrow Agreement, the Security Agreement, the Indemnity Agreement and any other documents executed and/or


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delivered or caused to be executed  and/or  delivered by Lyric  Holdings and the
Subsidiaries pursuant to or in connection with the Master Lease and the Facility Subleases.

     2. GUARANTY. Guarantor hereby unconditionally and irrevocably guarantees to Lessor (a) the payment when due of all Rent and other sums payable by Lyric Holdings under the Master Lease and the Transaction Documents, (b) the payment when due of all Rent and other sums payable by the Subsidiaries under the Facility Subleases and the Transaction Documents and (c) the faithful and prompt performance when due of each and every one of the Obligations. Upon the occurrence of a Guaranty Default, Guarantor immediately shall perform or cause to be performed the Obligations. Guarantor's liability under this Guaranty is without limit.

     3. SURVIVAL OF OBLIGATIONS. The obligations of Guarantor under this Guaranty with respect to the Master Lease and the Transaction Documents shall survive and continue in full force and effect notwithstanding:

     (a) any amendment, modification or extension of the Master Lease, the Facility Subleases or any of the other Transaction Documents;

     (b) any compromise, release, consent, extension, indulgence or other action or inaction in respect of any terms of the Master Lease, the Facility Subleases or any of the other Transaction Documents or any other guarantor;

     (c) any substitution or release, in whole or in part, of any security for this Guaranty that Lessor may hold at any time;

     (d) any exercise or nonexercise by Lessor of any right, power or remedy under or in respect of the Master Lease, the Facility Subleases or any of the other Transaction Documents or any security held by Lessor with respect thereto, or any waiver of any such right, power or remedy;

     (e) any bankruptcy, insolvency, reorganization, arrangement, adjustment, composition, liquidation or the like of any Subsidiary or any other guarantor;

     (f) any limitation of Lyric Holdings' or the Subsidiaries' liability under the Master Lease, the Facility Subleases or the other Transaction Documents or any limitation of such liability that now or hereafter may be imposed by any statute, regulation or rule of law, or any illegality, irregularity, invalidity or unenforceability, in whole or in part, of the Master Lease, the Facility Subleases or the other Transaction Documents or any term thereof;


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     (g)  any sale,  lease or transfer of all or any part of any interest in any
          Facility or any or all of the assets of Lyric Holdings or any Subsidiary to any other person, firm or entity other than to Lessor;

     (h) any act or omission by Lessor with respect to any of the security instruments or any failure to file, record or otherwise perfect any of the same;

     (i) any extensions of time for performance under the Master Lease, the Facility Subleases or the other Transaction Documents, whether prior to or after maturity;

     (j) the release of any collateral from the lien of any of the Security Agreements, or the release of Lyric Holdings or any of the Subsidiaries from performance or observation of any of the agreements, covenants, terms or conditions contained in the Master Lease, the Facility Subleases or any of the other Transaction Documents by operation of law or otherwise;

     (k) the fact that Lyric Holdings or any of the Subsidiaries may or may not be personally liable, in whole or in part, under the terms of the
          Master Lease, the Facility Subleases or the other Transaction Documents to pay any money judgment;

     (l) the failure to give Guarantor any notice of acceptance, default or otherwise;

     (m) any other guaranty now or hereafter executed by Guarantor or anyone else in connection with the Master Lease or the Facility Subleases;

     (n) any rights, powers or privileges that Lessor now or hereafter may have against any other person, entity or collateral; or

     (o) any other circumstances, whether or not Guarantor had notice or knowledge thereof.

     4. PRIMARY LIABILITY. The liability of Guarantor under this Guaranty is primary, direct and immediate, and, upon the occurrence of a Guaranty Default, Lessor may proceed against Guarantor: (a) prior to or in lieu of proceeding against any Subsidiary, its assets, any security deposit or any other guarantor; and (b) prior to or in lieu of pursuing any other rights or remedies available to Lessor. All rights and remedies afforded to Lessor by reason of this Guaranty or by law are separate, independent and cumulative, and the exercise of any rights or remedies shall not in any way limit, restrict or prejudice the exercise of any other rights or remedies.


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     Upon the occurrence of a Guaranty  Default,  Lessor may bring and prosecute against Guarantor an action or actions under this Guaranty, regardless of whether Lyric Holdings or any Subsidiary is joined therein or a separate action or actions are brought against any Subsidiary. Lessor may maintain successive actions for other defaults. Lessor's rights hereunder shall not be exhausted by its exercise of any of its rights or remedies or by any such action or by any number of successive actions until and unless all Obligations have been paid and fully performed.

     5. OBLIGATIONS NOT AFFECTED. In such manner, upon such terms and at such times as Lessor in its sole discretion deems necessary or expedient, and without notice to Guarantor, Lessor may: (a) amend, alter, compromise, accelerate, extend or change the time or manner for the payment or the performance of the Obligations; (b) extend, amend or terminate the Master Lease or any other Transaction Document; or (c) release Lyric Holdings and any Subsidiary by consent to any assignment (or otherwise) as to all or any portion of the obligations hereby guaranteed. Any exercise or non-exercise by Lessor of any right hereby given Lessor, any dealing by Lessor with Guarantor or any other guarantor, Lyric Holdings, any Subsidiary or other person, or any change, impairment, release or suspension of any right or remedy of Lessor against any person (including Lyric Holdings, any Subsidiary and any other guarantor) will not affect any of the obligations of Guarantor hereunder or give Guarantor any recourse or offset against Lessor.

     6. WAIVER. Guarantor hereby waives and relinquishes all rights and remedies accorded by applicable law to sureties and/or guarantors or any other accommodation parties, under any statutory provisions, common law or any other provision of law, custom or practice, and agrees not to assert or take advantage of any such rights or remedies including, but not limited to:

     (a) any right to require Lessor to proceed against Lyric Holdings or any Subsidiary or any other person or to proceed against or exhaust any security held by Lessor at any time or to pursue any other remedy in Lessor's power before proceeding against Guarantor or to require that Lessor cause a marshaling of the respective Subsidiaries' assets, Lyric Holdings' assets or the assets, if any, given as collateral for this Guaranty or to proceed against any Lyric Holdings or Subsidiary and/or any collateral, including collateral, if any, given to secure Guarantor's obligation under this Guaranty, held by Lessor at any time or in any particular order;

     (b) any defense that may arise by reason of the incapacity or lack of authority of any other person or persons;

     (c) notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of Lyric


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          Holdings or any Subsidiary,  Lessor, any creditor of any Subsidiary or
          Guarantor or on the part of any other person whomsoever under this or any other instrument in connection with any obligation or evidence of indebtedness held by Lessor or in connection with any obligation hereby guaranteed;

     (d) any defense based upon an election of remedies by Lessor that destroys or otherwise impairs the subrogation rights of Guarantor or the right of Guarantor to proceed against Lyric Holdings or any Subsidiary for reimbursement, or both;

     (e) any defense based upon any statute or rule of law that provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

     (f) any duty on the part of Lessor to disclose to Guarantor any facts Lessor may now or hereafter know about Lyric Holdings or any Subsidiary, regardless of whether Lessor has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume or has reason to believe that such facts are unknown to Guarantor or has a reasonable opportunity to communicate such facts to Guarantor, it being understood and agreed that Guarantor is fully responsible for being and keeping informed of the financial condition of Lyric Holdings and the respective Subsidiaries and of all circumstances bearing on the risk of non-payment or non-performance of any obligations or indebtedness hereby guaranteed;

     (g) any defense arising because of Lessor's election, in any proceeding instituted under the federal Bankruptcy Code, of the application of
          Section 1111 (b)(2) of the federal Bankruptcy Code;

     (h) any defense based on any borrowing or grant of a security interest under Section 364 of the federal Bankruptcy Code; and

     (i) all rights and remedies accorded by applicable law to guarantors, including without limitation, any extension of time conferred by any law now or hereafter in effect and any requirement or notice of acceptance of this Guaranty or any other notice to which the undersigned may now or hereafter be entitled to the extent such waiver of notice is permitted by applicable law.

     7. WARRANTIES. Guarantor represents and warrants to Lessor that: (a) this Guaranty is executed at the request of Lyric Holdings and the Subsidiaries; and
(b) Guarantor has established adequate means of obtaining from Lyric Holdings and the Subsidiaries, on a continuing basis, financial and other information pertaining to the respective Subsidiaries'


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financial  condition.  Guarantor  agrees to keep  adequately  informed from such means of any facts, events or circumstances that might in any way affect Guarantor's risks hereunder, and Guarantor further agrees that Lessor shall have no obligation to disclose to Guarantor information or material acquired in the course of Lessor's relationship with Lyric Holdings and any of the Subsidiaries.

     8. SUBROGATION. Guarantor shall defer until all obligations of Lyric Holdings and the Subsidiaries under the Master Lease, the Facility Subleases and the other Transaction Documents have been satisfied and discharged in full for one (1) year, its exercise of any right of subrogation it may have, and any right to enforce any remedy that Lessor now has or hereafter may have, against Lyric Holdings and the Subsidiaries and any benefit of, and any right to participate in, any security now or hereafter held by Lessor with respect to the Master Lease, the Facility Subleases and the other Transaction Documents.

     9. SUBORDINATION. Following any notice from Lessor to Guarantor of an Event of Default, and for so long as such default exists and remains uncured under the Master Lease, the Facility Subleases or any of the other Transaction Documents,
(a) no Subsidiary or Lyric Holdings shall pay to Guarantor all or any part of any indebtedness or obligations owing by Lyric Holdings or such Subsidiary to Guarantor, nor will Guarantor accept any payment of or on account of any amounts owing, without the prior written consent of Lessor and (b) Lessor's request, Guarantor shall cause Lyric Holdings or the applicable Subsidiar(y)(ies) to pay to Lessor all or any part of the subordinated indebtedness until the obligations under the Master Lease, the Facility Subleases or the other Transaction Documents have been paid in full. Any payment by Lyric Holdings or any Subsidiary in violation of this Guaranty shall be received by Guarantor in trust for Lessor, and Guarantor shall cause the same to be paid to Lessor immediately on account of the amounts owing from Lyric Holdings or the applicable Subsidiary to Lessor.

     10. NO DELAY. Any payments required to be made by Guarantor hereunder immediately shall become due on demand in accordance with the terms hereof upon the occurrence of a Guaranty Default.

     11. APPLICATION OF PAYMENTS. Lessor may, in its sole discretion, (a) apply any or all payments or recoveries from Lyric Holdings or any Subsidiary or from any other guarantor under any other instrument or realized from any security, in such manner and order of priority as Lessor may determine, to any indebtedness or other obligation of Lyric Holdings or the Subsidiaries with respect to the Master Lease or the Facility Subleases, regardless of whether such indebtedness or other obligation is guaranteed hereby or is otherwise secured or is due at the time of such application, and/or (b) refund to Lyric Holdings or the Subsidiaries any payment received by Lessor under the Master Lease or the Facility Subleases.


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     12. GUARANTY  DEFAULT.  Upon the occurrence and  continuation of a Guaranty
Default, Lessor shall have the right to bring such actions at law or in equity, including appropriate injunctive relief, as it deems appropriate to compel compliance, payment or deposit, and among other remedies to recover its reasonable attorneys' fees in any proceeding, including any appeal therefrom and any post-judgement proceedings.

     13. FINANCIAL COVENANTS.

     (a) Except as provided in the next sentence of this paragraph, at all times while any Obligations remain outstanding, during any fiscal year of Guarantor
(a) Guarantor shall not pay any Dividend and (b) Guarantor shall prohibit Lyric Holdings and the Subsidiaries from paying any Incentive Management Fees if, following the payment of the Dividend or Incentive Management Fees, Guarantor's Tangible Net Worth at the end of the fiscal year will be less than the Minimum Tangible Net Worth. Notwithstanding the foregoing, regardless of the Tangible Net Worth of Guarantor, during any fiscal year of Guarantor, (i) Guarantor may pay to TFN Dividends not exceeding One Hundred Fifty Thousand ($150,000.00) Dollars and (ii) Guarantor may pay Dividends, and Lyric Holdings and the Subsidiaries may pay Incentive Management Fees accrued during the fiscal year, as long as the aggregate amount of all Dividends and Incentive Management Fees paid during the fiscal year (exclusive of the permitted Dividend to TFN) does not exceed sixty-seven percent (67%) of the sum of (A) the Net Income of Guarantor for the fiscal year and (B) the Fees paid by Lyric Holdings and the Subsidiaries during the fiscal year, and (iii) in any fiscal year, Guarantor may pay Dividends to TFN in such amounts which, when added to any Dividends otherwise paid to TFN in such fiscal year, shall be equal to TFN's actual federal, state and local income tax liability attributable to its membership interest in the Guarantor during the immediately preceding fiscal year.

     (b) At all times while any Obligations remain outstanding, Guarantor shall not permit the Subsidiaries or Lyric Holdings to seek or accept any advances under the Line of Credit (a) which exceed ninety percent (90%) of the borrowing base as determined in accordance with the Line of Credit Commitment (without regard to any amendment thereto subsequent to the date hereof), or (b) for any purpose other than to fund the working capital requirements of the Leased Properties (as defined in the Master Lease), nor, in the event the Line of Credit is replaced or supplemented by any financing secured in whole or in part by the accounts receivable of the Subsidiaries or Lyric Holdings, shall Guarantor permit the Subsidiaries or Lyric Holdings to seek or accept any advances pursuant to such financing which would cause the total of all outstanding advances to the Subsidiaries or Lyric Holdings to exceed the total of the advances which would have been obtainable by application of the terms of the Line of Credit Commitment, or any advances for any other purpose than that stated above in this subsection (b).


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     14. FINANCIAL  STATEMENTS.  Within fifty (50) days after the end of each of
Guarantor's  fiscal  quarters,  Guarantor  shall  deliver  to  Lessor  quarterly
consolidated   financial   statements,   prepared  in   accordance   with  GAAP,
consistently applied, and certified by an officer of Guarantor. Within one hundred twenty (120) days after the end of each of Guarantor's fiscal years, Guarantor shall deliver to Lessor a copy of its consolidated financial
statements,   prepared  in  accordance  with  GAAP,  consistently  applied,  and certified by an officer of Guarantor and reported on by a "Big Six" certified public accounting firm or other certified public accounting firm approved by
Lessor.   Together  with  the  Guarantor's  financial  statements  furnished  in accordance with the preceding two (2) sentences, Guarantor shall deliver an officer's certificate of Guarantor stating that Guarantor is not in default in the performance or observance of any of the terms of this Guaranty, or, if Guarantor is in default, specifying all such defaults, the nature thereof and the steps being taken to remedy the same.

     15. PLEDGE OF STOCK. On or before September 1, 1998, Guarantor shall (a) execute and deliver the applicable Stock Pledge Agreement, (b) cause Lyric Holdings to execute and deliver to Lessor the applicable Stock Pledge Agreement and (c) deliver to Lessor certificates representing all of the shares of stock in each of Lyric Holdings and the Subsidiaries, endorsed as provided for in each Stock Pledge Agreement.

     16. NOTICES. Any notice, request or other communication to be given by any party hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid, by overnight delivery or hand delivery to the following address:

                  To Guarantor:       Lyric Health Care LLC
                                      c/o Integrated Health Services, Inc.
                                      10065 Red Run Boulevard
                                      Owings Mills, Maryland  21117
                                      Attn:  Daniel J. Booth
                                      Copy to:  Marshall A. Elkins, Esq.
                                      Telephone No.:  410/998-8768
                                      Facsimile No.:  410/998-8695


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



                  To Lessor:          Monarch Properties, LP
                                      8889 Pelican Bay Boulevard - Suite 501
                                      Naples, Florida  34103
                                      Attn: John B. Poole
                                      Telephone No.: 941/598-5605
                                      Facsimile No.: 941/566-6082

                  With copy to        LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                  (which shall not    125 West 55th Street
                  constitute notice): New York, New York  10019-5389

                                      Attn:  John R. Fallon, Jr.
                                      Telephone No.: 212/424-8279
                                      Facsimile No.: 212/424-8500

     Notices shall be deemed given upon actual receipt.

     17. MISCELLANEOUS.

     (a) No term, condition or provision of this Guaranty may be waived except by an express written instrument to that effect signed by Lessor. No waiver of any term, condition or provision of this Guaranty will be deemed a waiver of any other term, condition or provision, irrespective of similarity, or constitute a continuing waiver of the same term, condition or provision, unless otherwise expressly provided.

     (b) If any one or more of the terms, conditions or provisions contained in this Guaranty is found in a final award or judgment rendered by any court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining terms, conditions and provisions of this Guaranty shall not in any way be affected or impaired thereby, and this Guaranty shall be interpreted and construed as if the invalid, illegal, or unenforceable term, condition or provision had never been contained in this Guaranty.

     (c) THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT THAT THE LAWS OF THE STATE IN WHICH A FACILITY IS LOCATED SHALL GOVERN THIS AGREEMENT TO THE EXTENT NECESSARY (i) TO OBTAIN THE BENEFIT OF THE RIGHTS AND REMEDIES SET FORTH HEREIN WITH RESPECT TO SUCH FACILITY AND (ii) FOR PROCEDURAL REQUIREMENTS THAT MUST BE GOVERNED BY THE LAWS OF THE STATE IN WHICH SUCH FACILITY IS LOCATED. GUARANTOR CONSENTS TO IN PERSONAM JURISDICTION BEFORE THE STATE OR STATES AND FEDERAL COURTS OF NEW YORK AND AGREES THAT ALL DISPUTES CONCERNING THIS GUARANTY SHALL BE HEARD IN THE


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



STATE AND FEDERAL COURTS LOCATED IN THE STATE OR STATES IN WHICH THE FACILITY OR FACILITIES ARE LOCATED OR IN NEW YORK. GUARANTOR AGREES THAT SERVICE OF PROCESS MAY BE EFFECTED UPON IT UNDER ANY METHOD PERMISSIBLE UNDER THE LAWS OF THE STATE OR STATES IN WHICH THE FACILITY OR FACILITIES ARE LOCATED OR NEW YORK AND IRREVOCABLY WAIVES ANY OBJECTION TO VENUE IN THE STATE AND FEDERAL COURTS OF THE STATE OR STATES IN WHICH THE FACILITY OR FACILITIES ARE LOCATED AND OF NEW YORK.

     (d) GUARANTOR AND LESSOR HEREBY WAIVE TRIAL BY JURY AND THE RIGHT THERETO IN ANY ACTION OR PROCEEDING OF ANY KIND ARISING ON, UNDER, OUT OF, BY REASON OF OR RELATING IN ANY WAY TO THIS GUARANTY OR THE INTERPRETATION, BREACH OR ENFORCEMENT THEREOF.

     (e) In the event of any suit, action, arbitration or other proceeding to interpret this Guaranty, or to determine or enforce any right or obligation created hereby, the prevailing party in the action shall recover such party's actual costs and expenses reasonably incurred in connection therewith, including, but not limited to, attorneys' fees and costs of appeal, post judgment enforcement proceedings (if any) and bankruptcy proceedings (if any). Any court, arbitrator or panel of arbitrators shall, in entering any judgment or making any award in any such suit, action, arbitration or other proceeding, in addition to any and all other relief awarded to such prevailing party, include in such judgment or award such party's costs and expenses as provided in this paragraph.

     (f) Guarantor (i) represents that it has been represented and advised by counsel in connection with the execution of this Guaranty; (ii) acknowledges receipt of a copy of the Master Lease, the Facility Subleases and the other Transaction Documents; and (iii) further represents that Guarantor has been advised by counsel with respect thereto. This Guaranty shall be construed and interpreted in accordance with the plain meaning of its language, and not for or against Guarantor or Lessor, and as a whole, giving effect to all of the terms, conditions and provisions hereof.

     (g) Except as provided in any other written agreement now or at any time hereafter in force between Lessor and Guarantor, this Guaranty shall constitute the entire agreement of Guarantor with Lessor with respect to the subject matter hereof, and no representation, understanding, promise or condition concerning the subject matter hereof will be binding upon Lessor or Guarantor unless expressed herein.

     (h) All stipulations, obligations, liabilities and undertakings under this Guaranty shall be binding upon Guarantor and its respective successors and assigns and shall inure to the benefit of Lessor and to the benefit of Lessor's successors and assigns.


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



     (i) Whenever the singular shall be used hereunder, it shall be deemed to include the plural (and vice-versa) and reference to one gender shall be construed to include all other genders, including neuter, whenever the context of this Guaranty so requires. Section captions or headings used in the Guaranty are for convenience and reference only, and shall not affect the construction thereof.


                             SIGNATURE PAGE FOLLOWS








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



     IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the date first written above.

                                    GUARANTOR:

                                    LYRIC HEALTH CARE LLC

                                    BY:  INTEGRATED HEALTH SERVICES, INC.
                                    ITS:  MEMBER

                                    By:
                                       -----------------------------------------
                                    Name: Daniel J. Booth
                                    Title:   Senior Vice President






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